Exhibit 10.8

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

Indemnification Agreement (this “Agreement”), dated as of [•], 2018, by and among US LBM Holdings, Inc., a Delaware corporation (“US LBM”), LBM Midco, LLC (“LBM LLC”), LBM Borrower, LLC (“LBM Borrower”) and US LBM Holdings, LLC (“Holdings”, and together with US LBM, LBM LLC and LBM Borrower, the “Companies”) and [•] (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors or otherwise unless they are provided with appropriate indemnification and insurance against claims arising out of their service to and activities on behalf of the Companies; and

WHEREAS, the Companies have determined that attracting and retaining such persons is in the best interests of the Companies and their respective stockholders or members and that it is reasonable, prudent and necessary for the Companies to indemnify such persons to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance;

NOW, THEREFORE, the Companies and Indemnitee hereby agree as follows:

1. Defined Terms; Construction.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person.  For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of US LBM or any of its Subsidiaries acting in such capacity, or (B) an entity owned directly or indirectly by the stockholders of US LBM in substantially the same proportions as their ownership of stock of US LBM, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of US LBM representing more than 50% of the total voting power represented by US LBM’s then outstanding Voting Securities, (ii) during any period of two consecutive years commencing from and after the date hereof, individuals who at the beginning of such period constitute the Board of Directors (the “Board”) of US LBM and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) herein) whose appointment or election by the Board or nomination for election by US LBM’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the members of the Board, (iii) the stockholders of US LBM approve a merger or consolidation of US LBM with any other corporation or entity other than a merger or consolidation that would result in the Voting Securities of US LBM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity, or an entity that controls directly or indirectly, such surviving entity) at least 50% of the total voting power represented by the Voting Securities of US LBM or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of US LBM approve a plan of complete liquidation of US LBM or an agreement for the sale or disposition by US LBM of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) US LBM shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of US LBM.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of any of the Companies or any of their Subsidiaries, or of any predecessor thereof, or is or was serving at the request of any of the Companies as a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company), of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witnesses and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 6(e), who has not performed any services (other than services similar to those contemplated to be performed by Independent Legal Counsel under this Agreement) for any of the Companies or any of their Subsidiaries or for Indemnitee within the last three years.

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Subsidiary” means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by a Company.

“Voting Securities” means any securities of US LBM that vote generally in the election of directors.

(b) Construction. For purposes of this Agreement,

(i) References to a Company and any of its Subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with such Company or any such Subsidiary or that is a successor to such Company as contemplated by Section 9(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 9(e)).

(ii) References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(iii) References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2. Agreement to Serve.

Indemnitee agrees to serve as a director of any of the Companies or one or more of their Subsidiaries and in such other capacities as Indemnitee may serve at the request of any of the Companies from time to time, and by their execution of this Agreement each Company confirms its request that Indemnitee so serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3. Indemnification.

(a) General Indemnification. The Companies shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b) Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, any of the Companies, any of the Companies’ Subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under any of the Companies’ or any such Subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and any of the Companies or any of their Subsidiaries is party, any vote of stockholders or directors of any of the Companies or any of their Subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Companies shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding, as determined by the court presiding over such Proceeding.

(c) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by

Indemnitee, but not for the total amount thereof, the Companies shall nevertheless jointly and severally indemnify Indemnitee for such portion.

(d) Nonexclusivity. The indemnification and advancement rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of any of the Companies or any of their Subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy; provided that to the extent that Indemnitee is entitled to be indemnified by any or all of the Companies under this Agreement and by any stockholder of US LBM or any Affiliate of any such stockholder (other than the Companies and their Subsidiaries) under any other agreement or instrument, or by any insurer under a policy maintained by any such stockholder or Affiliate, (i) the obligations of the Companies hereunder shall be primary, and the obligations of such stockholder, Affiliate or insurer secondary, and (ii) Indemnitee shall proceed first against the Companies and any insurer under any policy maintained by the Companies, second, if indemnification is not provided by the Companies or any such insurer on a timely basis, against any insurer under a policy maintained by any such stockholder or Affiliate, and third, if indemnification is not provided by the Companies or any such insurer on a timely basis, against any such stockholder or Affiliate. Any such stockholder or Affiliate shall be entitled to enforce the Companies’ obligation to provide indemnification in accordance with the priorities set forth in this Section 3(d) directly against the Companies, and each such stockholder or Affiliate shall constitute an express intended third-party beneficiary under this Agreement for such purpose. In the event that any such stockholder or Affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which any of the Companies would also be obligated pursuant to this Agreement, the Company or Companies shall reimburse such stockholder or Affiliate in full on demand.

(e) Exceptions. Any other provision herein to the contrary notwithstanding, the Companies shall not be obligated under the Agreement to indemnify Indemnitee:

(i) For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the Board has approved the initiation or bringing of such Proceeding, and (z) as may be required by law.

(ii) For an accounting of profits arising from the purchase and sale by the Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(f) Subrogation. In the event of payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as any of the Companies may reasonably request to secure such rights and to enable the Companies effectively to bring suit to enforce such rights; provided that the Companies shall not be entitled to contribution or indemnification from or subrogation against any stockholder of US LBM, any Affiliate of any such stockholder or any insurer under a policy maintained by any such stockholder or Affiliate.

(g) Companies’ Obligations Joint and Several. The Companies shall be jointly and severally liable for all of their obligations to Indemnitee under this Agreement.

4. Contribution.

(a) The Companies hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of any of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(b) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid or to be paid in settlement), in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Companies (and their directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5. Advancement of Expenses.

The Companies shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Companies would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 6(f). Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee is not entitled to be indemnified by the Companies for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Companies shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. The Companies agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to any of the Companies in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

6. Indemnification Procedure.

(a) Notice of Proceeding; Cooperation. Indemnitee shall give the Companies notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement; provided that any failure or delay in giving such notice shall not relieve the Companies of their obligations under this Agreement unless and to the extent that (i) none of the Companies or their Subsidiaries are party to or otherwise aware of such Proceeding and (ii) the Companies are materially prejudiced by such failure.

(b) Settlement. The Companies will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Companies shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Companies’ prior written consent, which shall not be unreasonably withheld.

(c) Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Companies a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Companies and reasonably available to Indemnitee. The Companies shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request (and such invoices or other supporting information) of Indemnitee.

(d) Determination. The Companies intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to

Section 5 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice). Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i) If no Change in Control has occurred, (x) by a majority vote of the directors of US LBM who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Companies and Indemnitee.

(ii) If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to US LBM and Indemnitee.

US LBM shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e) Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the Board and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by US LBM (which approval shall not be unreasonably withheld or delayed). The Companies shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f) Consequences of Determination; Remedies of Indemnitee. The Companies shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Companies do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Companies to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Companies in accordance with Section 5. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction in a final and non-appealable decision, then, to the extent and only to the extent required by such Adverse Determination or final decision, the Companies shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i) It shall be a presumption that a Determination is not required.

(ii) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(iii) The burden of proof shall be on the Companies to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Companies establish that there is no reasonable basis to support it.

(iv) The termination of any Proceeding by judgment, order, finding or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v) Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 6(f) shall be de novo with respect to all determinations of fact and law.

7. Directors and Officers Liability Insurance.

(a) Maintenance of Insurance. So long as any of the Companies or any of their Subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Companies shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Companies’ and their Subsidiaries’ then current directors and officers. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Companies nor any of their Subsidiaries maintains any such insurance, the Companies shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Companies on the date hereof.

(b) Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 6(a), the Companies shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Companies shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies, unless the Companies shall have paid in full all indemnification, advancement and other obligations payable to Indemnitee under this Agreement.

8. Exculpation, etc.

(a) Limitation of Liability. Indemnitee shall not be personally liable to any of the Companies or any of their Subsidiaries or to the stockholders of any of the Companies or any such Subsidiary for monetary damages for breach of fiduciary duty as a director of any of the Companies or any such Subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to a Company or such a Subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of any of the Companies or any of their Subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of any of the Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9. Miscellaneous.

(a) Non-Circumvention. None of the Companies shall seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Companies’ indemnification, advancement or other obligations under this Agreement.

(b) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(c) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Companies at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(d) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of either of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e) Successors and Assigns. This Agreement shall be binding upon the Companies and their respective successors and assigns, including without limitation any acquiror of all or substantially all of any of the Companies’ assets or business and any survivor of any merger or consolidation to which any of the Companies is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. Each Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as a Company herein, and the Companies shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve any of the Companies of their obligations hereunder, and this Agreement shall not otherwise be assignable by any the Companies.

(f) Duration.  All agreements and obligations of the Companies contained herein shall continue during the period that Indemnitee is a director or officer of any of the Companies (or is serving at the request of any of the Companies as a director, officer, employee, member, trustee or agent of another company) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding relating to Indemnitee’s Corporate Status (including any rights of appeal thereto) and (ii) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

(g) Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. The Companies and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(h) Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the certificate of incorporation, bylaws or other organizational agreement or instrument of the Companies and their Subsidiaries, any employment or other agreement, any vote of members, managers, stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall constitute an original.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

US LBM HOLDINGS, INC.

By:
Name:
Title:

LBM MIDCO, LLC
By: LBM Acquisition, LLC, its sole member

By:
Name:
Title:

LBM Borrower, LLC
By its Sole Member, LBM Midco, LLC

By:
Name:
Title:

US LBM HOLDINGS, LLC
By its Sole Member, LBM Borrower, LLC

By:
Name:
Title:

[Signature Page to Director Indemnification Agreement]

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:
Name:
Title:	Director

Address:

[Signature Page to Director Indemnification Agreement]